Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated December 29, 2010, with respect to the consolidated financial statements of Chem Rx Corporation and Subsidiary as of December 31, 2009 and 2008 and for the years then ended included in this Form 8-K/A of PharMerica Corporation filed with the Securities and Exchange Commission. We hereby consent to the incorporation by reference of said report in the Registration Statement of PharMerica Corporation on Form S-8 (File No. 333-145137, effective August 6, 2007).

/s/ GRANT THORNTON LLP

Melville, New York

January 18, 2011